CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: LONGFOOT COMMUNICATIONS CORP.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be:

> To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 10,000,000 shares of common stock with a par value of $.001.

FIFTH: The name and address of the incorporator is as follows: Arthur Lyons, 914 Westwood Blvd., Suite 809, Los Angeles, CA 90024.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 21st day of July, A.D. 2004.

Arthur Lyons
Name: Arthur Lyons
Incorporator

{981MW891/GA/737873.DOC;}

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:06 PM 07/21/2004
FILED 07:06 PM 07/21/2004
SRV 040535680 - 3832256 FILE

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LONGFOOT COMMUNICATIONS CORP.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 2004, AT 7:06 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3832256 8100

040535680

AUTHENTICATION: 3249233

DATE: 07-22-04